SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


(X)  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
( )  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              GUILFORD MILLS, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                              GUILFORD MILLS, INC.
                             4925 West Market Street
                        Greensboro, North Carolina 27407


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held On February 4, 1999



         The Annual Meeting of Stockholders of Guilford Mills, Inc., a Delaware corporation (the "Company"), will be held at the Embassy Suites Hotel, 204 Centreport Drive (near the Piedmont Triad International Airport), Greensboro, North Carolina, on Thursday, February 4, 1999 at 10:00 a.m. for the following purposes:

        1.       To elect three directors for three-year terms;

        2. To consider and act upon a proposal to adopt an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's Common Stock, par value $.02 per share, from 40,000,000 to 65,000,000 shares;

        3. To ratify the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending October 3, 1999; and

        4. To transact such other business as properly may come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on December 18, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

         Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy which is being solicited by and on behalf of the Board of Directors.

                                              By Order of the Board of Directors

                                              /s/ Sherry R. Jacobs
                                              ---------------------
                                              Sherry R. Jacobs
                                              Secretary

Greensboro, North Carolina
December 23, 1998

                              GUILFORD MILLS, INC.


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held On February 4, 1999


         This Proxy Statement is furnished to the stockholders of Guilford Mills, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites Hotel, 204 Centreport Drive (near the Piedmont Triad International Airport), Greensboro, North Carolina, on Thursday, February 4, 1999 at 10:00 a.m. (the "Annual Meeting"). Stockholders of record at the close of business on December 18, 1998 will be entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof.

         The entire cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to solicitation by mail, proxies may be solicited through personal calls upon, or telephone or facsimile communications with, stockholders or their representatives by officers and other employees of the Company, who will receive no additional compensation therefor.

         Any stockholder giving a proxy has the power to revoke it at any time before it is voted by giving written notice of such revocation to the Secretary of the Company, by attending the Annual Meeting and voting in person or by submitting a subsequently dated proxy. When a proxy is received, properly executed, prior to the Annual Meeting, the shares represented thereby will be voted at the Annual Meeting. If the accompanying form of proxy is signed but no specification is made thereon, the shares represented thereby will be voted for the nominees for director designated by the Board, the proposed amendment to the Certificate of Incorporation and the ratification of the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending October 3, 1999. If a specification has been made on the form of proxy, the shares will be voted in accordance with the specification. The election of directors requires a plurality of the votes cast, and the approval of the proposed amendment to the Certificate of Incorporation requires the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the shares of Common Stock outstanding and entitled to vote for the election of directors. The ratification of the selection of Arthur Andersen LLP requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to be cast. Abstentions and broker non-votes are not included in the tabulation of the voting results on the election of directors. For issues requiring approval of a majority of the shares present and entitled to be cast, abstentions have the effect of votes in opposition and broker non-votes are not included in the tabulation of the voting results. A broker non-vote typically occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Shares as to which a stockholder abstains or broker non-votes are included for purposes of determining whether a quorum of shares is present at the Annual Meeting.

         The complete mailing address of the Company's principal executive offices is P. O. Box 26969, Greensboro, North Carolina 27419-6969. The approximate date on which this Proxy Statement and the form of proxy were first sent or given to the stockholders of the Company was December 23, 1998. The Annual Report of the Company for the fiscal year ended September 27, 1998, including audited financial statements, has been sent to each stockholder.

                                VOTING SECURITIES

         On December 18, 1998, there were outstanding and entitled to vote 23,151,927 shares of the Company's common stock, par value $.02 per share (the "Common Stock"), which constitutes the only class of capital stock outstanding. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock owned on the record date of December 18, 1998. The holders of a majority of the outstanding shares of the Common Stock represented at the Annual Meeting will constitute a quorum.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         Under the proxy rules, a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security or has the right to obtain such voting power and/or investment power within 60 days. Except as otherwise noted, each designated beneficial owner in this Proxy Statement has sole voting power and investment power with respect to the shares beneficially owned by such person.

         The following table sets forth information as of December 18, 1998 with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the Common Stock:



                Name and Address                          Amount and Nature of
                of Beneficial Owner                       Beneficial Ownership             Percent of Class
                -------------------                       --------------------             ----------------


                Victor Posner                             3,071,712 (1)                          13.27
                6917 Collins Avenue
                Miami Beach, FL  33141

                Charles A. Hayes                          1,346,485 (2)(3)                       5.81
                c/o Guilford Mills, Inc.
                4925 West Market Street
                Greensboro, NC  27407


--------

     (1) Such information is based upon (i) a copy of the report on Schedule 13D, dated January 10, 1994, filed with the Securities and Exchange Commission ("SEC") and furnished to the Company by the beneficial owner and (ii) other information, as of July 22, 1998, furnished to the Company by a representative of the beneficial owner.

     (2) Mr. Hayes, George Greenberg, a director of the Company, and Maurice Fishman, a director of the Company, have entered into certain agreements relating to the disposition of their shares of Common Stock. See "Stockholders' Agreements" below.

     (3) Includes (i) 11,250 shares of Common Stock subject to options granted to Mr. Hayes under the formula provision of the Company's 1991 Stock Option Plan, as amended (the "Option Plan"), (ii) 85,864 shares of restricted Common Stock awarded to Mr. Hayes under the Company's 1989 Restricted Stock Plan (the "Restricted Plan"), as to which Mr. Hayes has sole voting power (see "Executive Compensation- Summary Compensation Table" below) and (iii) 700,000 shares of Common Stock held by a family limited partnership (the "FLP"). Mr. Hayes has a membership interest in a limited liability company, whose other members are all relatives of Mr. Hayes, which serves as the sole general partner of the FLP. Mr. Hayes has shared voting and investment power with respect to the shares of Common Stock held by the FLP.

         The following table sets forth certain information, as of December 18, 1998, with respect to Common Stock beneficially owned by each director of the Company, each person nominated or chosen to become a director, each of the executive officers named in the Summary Compensation Table under the heading "Executive Compensation" below and all directors and executive officers as a group:



                                                         Amount and Nature of      Percent
                  Name of Beneficial Owner               Beneficial Ownership      of
                  ------------------------               --------------------      Class
                                                                                  ------

                  Directors and Director Nominees (1)(2)

                  Charles A. Hayes ..................    1,346,485  (3)            5.81
                  George Greenberg ..................      763,313  (4)            3.29
                  Bruno Hofmann .....................      573,150  (5)            2.48
                  Maurice Fishman ...................      536,130  (6)            2.31
                  John A. Emrich ....................      167,577                 (14)
                  Terrence E. Geremski ..............      106,371                 (14)
                  Tomokazu Adachi ...................       39,750                 (14)
                  Dr. Jacobo Zaidenweber ............       34,950                 (14)
                  Sherry R. Jacobs ..................       31,668                 (14)
                  Donald B. Dixon ...................       26,625                 (14)
                  Stephen C. Hassenfelt .............       25,954  (7)            (14)
                  Paul G. Gillease ..................       20,625  (8)            (14)
                  Stig A. Kry .......................       20,625                 (14)
                  Grant M. Wilson ...................       10,000                 (14)

                  Non-Director Executive Officers (9)(10)

                  Byron McCutchen ..................        17,741                 (14)
                  Christopher J. Richard ...........        15,236                 (14)
                  All directors, director nominees
                  and executive officers as a group
                  (consisting of 23 persons)             3,800,706  (11)(12)(13)   16.26



--------

     (1) The amount of shares beneficially owned by Ms. Jacobs and Messrs. Greenberg, Fishman, Dixon, Adachi, Hassenfelt, Kry and Gillease includes 20,625 shares of Common Stock, and the amount of shares beneficially owned by Mr. Geremski and Dr. Zaidenweber includes 11,250 shares of Common Stock, subject to options granted to each such director under the Option Plan's formula provision. See "Election of Directors - Additional Information" below. The amount of shares beneficially owned by Mr. Emrich includes 3,000 shares of Common Stock subject to options granted pursuant to discretionary provisions of the Option Plan.

     (2) Includes 110,667 and 54,000 shares of restricted Common Stock awarded to Messrs. Emrich and Geremski, respectively, under the Restricted Plan. Such persons have sole voting power with respect to such shares. See "Executive Compensation - Summary Compensation Table" below.

     (3) See Footnotes 2 and 3 to previous table.

     (4) Does not include 62,650 shares held by Mr. Greenberg's wife, as to which beneficial ownership is disclaimed. See Footnote 2 to previous table.

     (5) Includes 300,000 shares of restricted Common Stock paid to Mr. Hofmann in connection with the sale of the capital stock of Hofmann Laces, Ltd., Raschel Fashion Interknitting, Ltd. and Curtains and Fabrics, Inc. (collectively, the "Hofmann Companies") to the Company. See "Certain Transactions" below. Mr. Hofmann has sole voting power with respect to such shares.

     (6) Does not include 68,398 shares held by Mr. Fishman's wife, as to which beneficial ownership is disclaimed. See Footnote 2 to previous table. Mr. Fishman will retire from the Board of Directors effective with the Annual Meeting. See "Election of Directors" below.

     (7) Does not include 637 shares held by Mr. Hassenfelt's wife, as to which beneficial ownership is disclaimed.

     (8) Does not include 646 shares held by Mr. Gillease's wife, as to which beneficial ownership is disclaimed.

     (9) The amount of shares beneficially owned by Messrs. McCutchen and Richard includes 3,000 shares and 5,000 shares of Common Stock, respectively, subject to options granted to such persons pursuant to the Option Plan.

    (10) Includes 12,000 shares and 8,400 shares of restricted Common Stock awarded to Messrs. McCutchen and Richard, respectively, under the Restricted Plan. Such persons have sole voting power with respect to such shares.

    (11) Includes 215,750 shares of Common Stock subject to options granted pursuant to the Option Plan.

    (12) Excludes 132,331 shares owned by relatives of directors of the Company, as to which beneficial ownership is disclaimed by such directors.

    (13) Includes 270,931 shares of restricted Common Stock awarded to officers under the Restricted Plan. Such persons have sole voting power with respect to such shares.

    (14) Less than one percent.

Stockholders' Agreements

         Messrs. Fishman, Greenberg and Hayes have entered into a Stockholders' Agreement dated as of June 22, 1990, as amended, relating to the disposition of their shares of Common Stock (the "1990 Stockholders' Agreement"). Until June 22, 1999 (or its earlier termination as otherwise provided therein), none of Messrs. Fishman, Greenberg and Hayes may transfer or otherwise dispose of, except by gift, any or all of the shares of Common Stock beneficially owned by any such stockholder, until such shares are offered first to the Company at the same price and upon the same terms and conditions as those offered by a bona fide purchaser or purchasers. The terms and provisions of the 1990 Stockholders' Agreement apply to any shares of Common Stock owned by the stockholders on the date of the 1990 Stockholders' Agreement or acquired thereafter and are binding upon the heirs, successors and assigns of the stockholders.

         Messrs. Fishman and Hayes have entered into a Stockholders' Agreement with the Company dated as of April 30, 1991, as amended, relating to the acquisition by the Company of certain of their shares of Common Stock. Until June 22, 1999 (or the earlier termination of the 1991 Stockholders' Agreement as provided therein), the Company will, upon the death of either Mr. Fishman or Mr. Hayes, purchase such number of shares of Common Stock beneficially owned by each such person as equal $4,000,000 and $5,000,000, respectively. The purchase price for each share of Common Stock will equal the average of the closing price for such shares on the New York Stock Exchange for the 20 trading days preceding the date of death.

                              ELECTION OF DIRECTORS

Directors and Nominees

         The Board is divided into three classes, with the term of office of one class expiring each year. At the last annual meeting of stockholders held on February 5, 1998, Messrs. Dixon, Geremski, Greenberg, Zaidenweber and Wilson were elected as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of the Company's 2000 fiscal year and until his successor is elected and qualified. At the Annual Meeting of Stockholders held on February 6, 1997, Ms. Jacobs and Messrs. Adachi, Emrich, Hofmann and Kry were elected as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of the Company's 1999 fiscal year and until her or his successor is elected and qualified. Under the terms of the Stock Purchase Agreement, dated January 12, 1996, between the Company and Mr. Hofmann, pursuant to which the Company acquired 100% of the outstanding capital stock of the Hofmann Companies from Mr. Hofmann (the "Hofmann Purchase Agreement"), the Company agreed to nominate Mr. Hofmann for election as a director in such class. At the annual meeting of stockholders held on February 1, 1996, Messrs. Fishman, Gillease, Hassenfelt and Hayes were elected as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of the Company's 1998 fiscal year and until his successor is elected and qualified.

         The Board has nominated Messrs. Gillease, Hassenfelt and Hayes for election as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of the Company's 2001 fiscal year and until his successor is elected and qualified. Pursuant to the terms of the Company's retirement policy for directors, Mr. Fishman will retire from the Board of Directors effective with the Annual Meeting, resulting in a 13 member Board of Directors. Unless a contrary specification is indicated, it is intended that the accompanying form of proxy will be voted for the election of Messrs. Gillease, Hassenfelt and Hayes. The Board does not contemplate that any of such persons will be unable, or will decline, to serve; however, if any of such persons is unable or declines to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion.

         The following table sets forth certain information with respect to each director and each person nominated or chosen to become a director. Except as otherwise indicated, each such person has held his or her present principal occupation for the past five years and references to executive offices held are with the Company:



Name                               Age (1)    Principal Occupation or Occupations             Director Since
----                               ----       -----------------------------------             --------------


Director Nominees

Nominees  for a  Three-Year  Term
Expiring at Annual  Meeting After
2001 Fiscal Year
----------------------------------

Paul G. Gillease (2)               66         Consultant  to  the  Company  (from  1993  to        1993
                                              1996);  Vice  President and General  Manager,
                                              DuPont Nylon,  a division of E. I. du Pont de
                                              Nemours  and  Company,  Inc.  (from  1992  to
                                              1993);   for  more  than  five  years   prior
                                              thereto,  Vice President and General  Manager
                                              of DuPont  Textiles,  a division  of E. I. du
                                              Pont de Nemours and Company, Inc.

Stephen C. Hassenfelt              48         Chairman  and  Chief  Executive   Officer  of        1989
                                              North Carolina Trust Company

Charles A. Hayes                   63         Chairman  of the Board  and  Chief  Executive        1963
                                              Officer  (since  1976);  President  and Chief
                                              Operating Officer (from 1991  to 1995)


Continuing Directors
--------------------

Class  of  Directors  Whose  Term
Expires at Annual  Meeting  After
2000 Fiscal Year
----------------------------------

Donald B. Dixon                    70         Retired since 1984;  for more than five years        1987
                                              prior thereto,  a partner at Arthur  Andersen
                                              LLP

Terrence E. Geremski               51         Executive Vice President and Chief  Financial        1993
                                              Officer (since 1997);  Senior Vice President,
                                              Chief  Financial  Officer and Treasurer (from
                                              1996  to   1997);   Vice   President,   Chief
                                              Financial  Officer and  Treasurer  (from 1992
                                              to 1996);  Vice  President and  Controller of
                                              Varity  Corporation  (from 1989 to 1991); for
                                              more  than  five  years  prior  thereto,  the
                                              holder    of    various     executive     and
                                              administrative  positions with Dayton Walther
                                              Corp.

George Greenberg (3)               76         Vice  Chairman  of the  Board  (since  1989);        1968
                                              retired since 1989;  for more than five years
                                              prior   thereto,   the  President  and  Chief
                                              Operating Officer

Dr. Jacobo Zaidenweber             69         Chairman  of the Board of Grupo  Ambar,  S.A.        1995
                                              de C.V.  (since  1965),  a subsidiary  of the
                                              Company;  Chairman  of the  Board of  Encajes
                                              Mexicano,   S.A.  de  C.V.  (since  1992),  a
                                              textile manufacturer


--------
(1) As of December 18, 1998.
(2) Mr. Gillease is a director of Pillowtex Corp. and Galey & Lord, Inc., each of which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(3) Mr. Greenberg is a director of Nautica Enterprises, Inc., which has a class of securities registered pursuant to Section 12 of the Exchange Act.






Grant M. Wilson                    57         Chairman  of  Cohasset  Capital   Corporation        1997
                                              (since  1983),  a  financial  and  managerial
                                              services firm


Class  of  Directors  Whose  Term
Expires at Annual  Meeting  After
1999 Fiscal Year
----------------------------------

Sherry R. Jacobs                   55         Secretary and acting  General  Counsel (since        1983
                                              1994); Managing Director,  Pencil, Inc.,  an
                                              educational  foundation (from  1995 to  1997);
                                              Principal, Jonal, couturier (from 1989 to 1994)

Tomokazu Adachi                    57         President  of Japan Tech,  Inc.,  an importer        1990
                                              of textile machinery and equipment

John A. Emrich                     54         President and Chief Operating  Officer (since        1995
                                              1995);     Senior    Vice    President    and
                                              President/Automotive   Business   Unit  (from
                                              1993 to 1995);  Vice  President/Planning  and
                                              Vice  President/Operations  for  the  Apparel
                                              and Home  Fashions  Business  Unit (from 1991
                                              to 1993);  Director  of  Operations  with FAB
                                              Industries (from 1990 to 1991)

Bruno Hofmann                      59         General  Manager  of  the  Hofmann  Companies        1997
                                              (since 1998);  President and Chief  Executive
                                              Officer   of  the   Hofmann   Companies   and
                                              predecessor companies (from 1976 to 1998)

Stig A. Kry (4)                    69         Chairman  Emeritus,  Kurt Salmon  Associates,        1993
                                              Inc., a management consulting firm



--------

(4) Mr. Kry is a director of Oshkosh B' Gosh, Inc., which has a class of securities registered pursuant to Section 12 of the Exchange Act .

Additional Information

         During the last fiscal year, the Board's Audit Committee, which consists of Messrs. Dixon, Hassenfelt and Fishman, held three meetings. The Audit Committee's responsibilities include reviewing the Company's financial statements and the accounting principles utilized by the Company, evaluating the services of the Company's independent auditors and making recommendations with respect to the retention of independent auditors, evaluating the adequacy of the Company's system of internal controls and confirming the Company's full cooperation with the independent auditors' annual examination of the Company's financial statements.

         In addition, during the last fiscal year, the Board's Compensation Committee, which consists of Ms. Jacobs and Messrs. Hassenfelt and Wilson, held three meetings. The functions of the Compensation Committee include making recommendations to the Board regarding compensation for certain executive officers of the Company and administering certain of the Company's benefit plans. See "Executive Compensation - Report of the Compensation Committee of the Board of Directors" below.

         The Board's Nominating Committee, which is comprised of Messrs. Dixon, Hayes, Adachi and Gillease, did not hold any meetings during the last fiscal year. The duties of the Nominating Committee include identifying and interviewing candidates to serve on the Board, making recommendations to the entire Board regarding whether a candidate should be nominated to the Board and making recommendations to the entire Board concerning compensation and other benefits to be paid to directors. The Company's By-Laws, as amended (the "By-Laws"), set forth procedures regarding the nomination of persons for election to the Board. See "Miscellaneous - Stockholder Proposals" below. During the 1998 fiscal year, an ad hoc sub-committee of the Nominating Committee, comprised of Messrs. Adachi, Gillease and Kry, was appointed for purposes of evaluating the Company's retirement policy for directors. Such sub-committee held two meetings during the last fiscal year.

         Non-employee directors receive a quarterly retainer of $6,250 and $1,000 for each Board meeting attended (other than routine telephonic Board meetings). A non-employee chairman and each other non-employee member of a committee are paid $3,000 and $2,000, respectively, for each committee meeting attended. During the last fiscal year, the Board had a total of nine meetings, four of which were held in person and five of which were held by means of a telephonic conference call. All directors then in office attended at least 75% of the total number of meetings of the Board and the committees on which they served during the last fiscal year.

         Ms. Jacobs is serving as Secretary and acting General Counsel of the Company on an interim basis. Ms. Jacobs earned $12,472 during the 1998 fiscal year for such service. In connection with the Company's acquisition of the Hofmann Companies in January, 1996, Mr. Hofmann entered into a consulting agreement with the Company pursuant to which he will provide certain consulting and advisory services to the Company during a period ending on December 31, 2000. The Company pays Mr. Hofmann an annual consulting fee of $100,000 for such services. Mr. Hofmann is also a party to an employment agreement with the Hofmann Companies. See "Certain Transactions" below.

         The Company affords each director the opportunity to defer his or her quarterly retainer. Pursuant to such arrangement, the quarterly retainer a director would otherwise receive is credited to a separate account which accrues interest. Upon his or her termination of service on the Board, the director will be entitled to receive the amounts credited to his or her deferred compensation account, together with interest accrued thereon. Currently, Mr. Dixon is the only director who participates in the retainer deferral arrangement.

         The Option Plan provides for the automatic grant of options not meeting the requirements of incentive stock options ("Non-Qualified Options"), within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), to directors who have served as such for a designated period of time. Specifically, each person who has served as a non-employee director of the Company for two or more consecutive years on the date of grant will automatically be granted (i) upon the first date of grant after the completion of two consecutive years of service as a director, an option to purchase 11,250 shares of Common Stock and
(ii) upon each of the dates of grant after the completion of such service prior to the expiration of the Option Plan on August 28, 2001, an option to purchase 5,625 shares of Common Stock. (Pursuant to an Option Plan amendment, approved by stockholders at the annual meeting held on February 6, 1997, employee directors are no longer eligible to receive Non-Qualified Option grants pursuant to the formula provision.) For each year, the date of grant will be the third trading date following the later of (i) the date of the annual stockholders' meeting or
(ii) the date on which the Company's earnings for the fiscal quarter just prior to such meeting date are released to the public. The purchase price of the shares of Common Stock covered by the options granted to directors under the formula provision will be the fair market value of the shares as of the date of grant. Options granted to directors under the formula provision, which have a five year term, will be exercisable with respect to 33-1/3% of the aggregate number of shares initially subject to the option during each of the first, second and third years of the option. Any exercisable portion of an option that is not exercised will be carried forward through the term of the grant. Notwithstanding the foregoing, in the event of a "change in control" of the Company, as such term is defined in the Option Plan, all then outstanding options will immediately become exercisable. In addition to the automatic grant of options to non-employee directors according to the above formula, the Option Plan also provides for the award, in the discretion of the Compensation Committee, of options, and stock appreciation rights, to salaried key employees, including employee directors, of the Company.

         There are no family relationships among any of the directors and officers of the Company.


                             EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors

         The Compensation Committee of the Board administers the Company's compensation program for executive officers. Specifically, the Committee serves as the administrator of the Restricted Plan and the Option Plan. In addition, the Committee makes recommendations to the entire Board regarding the compensation package for each of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer ("CEO", "COO" and "CFO", respectively). The Committee is also responsible for periodically reviewing, for adequacy and continued appropriateness, the entire compensation package of other executive officers and recommending to the Board any changes to such package. Further, the Committee's approval is required for any proposed employment, severance, consulting or retirement agreement with any executive officer.

         In performing its duties, the Committee seeks to insure that the Company's compensation program for executive officers attracts and retains qualified, talented and highly motivated personnel, links executive compensation to corporate performance and is administered in an equitable fashion. The Company's executive officer compensation program consists of two major elements:
(i) a short-term component, consisting of base salary and a potential annual cash bonus, intended to reward executives for current and past performance and
(ii) a long-term component, consisting of restricted stock and stock options, designed to align further the interests of executives with those of stockholders in general. In addition, in order to offer a competitive compensation program, the Company maintains certain retirement plans such as a Qualified Profit-Sharing Plan (the "Profit-Sharing Plan") and an Employee Stock Ownership Plan (the "ESOP") and offers other benefits such as a split-dollar insurance program.

         The Committee has considered the impact of Section 162(m) of the Code on the Company's executive compensation program. Section 162(m) denies a public company a deduction, except in limited circumstances, for compensation paid to "covered employees", i.e., those employees named in the "Summary Compensation Table" below, to the extent such compensation exceeds $1,000,000. The deduction limitation contained in Section 162(m) does not apply to certain performance-based compensation. The Committee does not currently intend to recommend changes to the Company's benefit plans in order to qualify compensation paid to covered employees for such exception.

         Short-Term Component - Base Salary and Annual Bonus. The Committee evaluates the base salary of each of the CEO, COO and CFO on a biennial basis, or more frequently if appropriate, and recommends to the entire Board any changes in such base salary levels. In making such evaluations and recommendations, the Committee considers the historical pay practices of the Company, the officer's leadership and advancement of the Company's long-term strategic plans and objectives, and the salary levels of executives holding similar positions in certain other textile companies. The Committee generally recommends salaries for the Company's CEO, COO and CFO at levels exceeding the average salary level of executives holding the same positions in such other companies. The textile companies which the Company considers for comparative compensation purposes are substantially similar to the companies included in the peer group index described in the "Performance Graph" below.

         The Company maintains for its executive officers and other key employees a Short-Term Incentive Compensation Plan ("STIP"), which allows participants to earn annual cash bonuses. The STIP conditions the amount of cash bonuses, for all participants other than the CEO, on earnings per share and other performance measures which are designed to take into account balance sheet management and the different operating results among the Company's business units. Specifically, the payment of annual cash bonuses under the STIP is determined according to a formula based upon a percentage of an individual's base salary and, depending on the participant, one or more of the following performance measures: earnings per share, a matrix based upon corporate sales and net income performance, a matrix based upon business unit sales and operating income performance and other performance measures specific to a participant's responsibilities. The matrix component of a participant's bonus, if any, under the STIP is also subject to adjustment, plus or minus 20%, based upon the Company's return on net assets. The bonus payable to the CEO, given the breadth of his responsibilities, is based solely upon a percentage of his annual base salary and the Company's earnings per share results. None of the executive officers named in the "Summary Compensation Table" below received a bonus under the STIP for the 1998 fiscal year.

         Long-Term Component - Restricted Stock and Stock Options. In addition to the short-term elements of the Company's executive compensation program described above, the Company maintains certain equity based plans described below, the benefits of which are linked to the Company's long-term performance. The Committee believes that compensation in the form of Common Stock serves to align further the interests of executives with the interests of stockholders. Moreover, compensation which is "at risk," in that its amount is dependent upon the Company's performance, provides a strong incentive for individuals to achieve superior performance. Finally, long-term compensation helps balance the Company's overall executive compensation program by encouraging executives to focus on the Company's long term objectives and goals as well as the Company's quarter to quarter results.

         In its capacity as the administrator of the Restricted Plan, the Committee determines, among other things, which key employees will participate in the Restricted Plan, any individual or corporate performance goals applicable to a participant, the date on which awards will be made, the number of shares to be awarded and the restrictions to be applicable to such shares. As the administrator of the Option Plan, the Committee determines, among other things, the employees who are to receive options, the date of grant of options, and (subject to the terms of the Option Plan) the purchase price of each share subject to such options.

         Retirement Plans and Other Benefits. In addition to the foregoing components of the executive compensation program, the Company maintains certain other plans in which executives participate, including the Profit-Sharing Plan, the ESOP and an excess benefit plan (which is designed to supplement certain of the Company's other benefit plans). For the 1998 fiscal year, the Company contributed to the Profit-Sharing Plan 6% of the aggregate compensation of all participants in such plan. Contributions to the ESOP are made in the form of Common Stock or cash used to purchase Common Stock and the amount of such contributions is dependent upon the Company meeting the same earnings per share target established under the STIP. Beginning with the 1997 fiscal year ESOP contribution, each participant has the right to receive up to one-half of his contribution directly from the Company in the form of cash. If the Company's actual earnings per share fall within a range of the target earnings per share (either more or less), then the Company will adjust its ESOP contribution, upward or downward, accordingly. For the 1998 fiscal year, the Company did not make a contribution to the ESOP. The Company also maintains for executives a split-dollar insurance program and a supplemental executive retirement plan, which are described, respectively, in Footnote 4 to the "Summary Compensation Table" and in "Other Benefit Plans" below. The Company also offers to its executives a plan pursuant to which they may be reimbursed, up to a designated amount, for personal tax and financial planning expenses.

                        Stephen C. Hassenfelt (Chairman)
                        Sherry R. Jacobs
                        Grant M. Wilson

Performance Graph

         Set forth below is a line graph comparing the five-year cumulative total stockholder return on the Common Stock with the cumulative return of the Standard & Poor's 500 Stock Index and with an index comprised of certain peer group companies, assuming the reinvestment of dividends. The peer group index represents the cumulative total return on the common stock of the following textile companies: Burlington Industries, Inc., Collins & Aikman Corp., Concord Fabrics Inc., Cone Mills Corp., Crown Crafts, Inc., Culp, Inc., Delta Woodside Industries, Inc., Dixie Group, Inc., Dyersburg Corp., Fab Industries, Inc., Fieldcrest Cannon, Inc., Foamex International Inc., Galey & Lord, Inc., Johnston Industries, Inc., Pillowtex Corp., Quaker Fabric Corp., Springs Industries, Inc., Texfi Industries, Inc., Thomaston Mills, Inc., Unifi, Inc., Wellman, Inc. and WestPoint Stevens Inc. (Fieldcrest Cannon, Inc was acquired by Pillowtex Corp. during the last fiscal year and, therefore, the stockholder returns of Fieldcrest Cannon, Inc. are included in only the first four years reflected in the performance graph. The annual stockholder returns of each of Collins & Aikman Corp., Foamex International Inc. and Quaker Fabric Corp. are included in the last four years reflected in the performance graph because the stock of each such company became publicly traded during the first year reflected in the performance graph.) The return of each company included in the peer group index has been weighted according to its respective stock market capitalization.


                         --------------------------------------------------------------------------------------------
                               09/30/93       09/30/94        09/30/95       09/30/96       09/30/97        09/30/98
                         --------------------------------------------------------------------------------------------


GUILFORD MILLS                   $100.0         $104.0          $121.2         $115.4         $204.5          $119.2
---------------------------------------------------------------------------------------------------------------------

S&P 500                          $100.0         $103.7          $134.5         $161.8         $227.3          $247.8
---------------------------------------------------------------------------------------------------------------------

PEER GROUP                       $100.0         $108.4          $104.9         $103.7         $148.3          $101.7
---------------------------------------------------------------------------------------------------------------------


Note: Assumes an initial investment of $100 on September 30, 1993. Total return includes reinvestment of dividends.

Summary of Cash and Certain Other Compensation

         The following table shows for the fiscal years ended September 27, 1998, September 28, 1997 and September 29, 1996, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those periods, to the Company's CEO and to the Company's four most highly compensated executive officers (other than the CEO).



                                                                     SUMMARY COMPENSATION TABLE
                                                                     --------------------------
                                                                                                                          All Other
                                                    Annual Compensation                Long-Term Compensation           Compensation
                                           -------------------------------------        -----------------------         ------------

                                                                                         Restricted
                                                                           Other          Stock
                                                                          Annual          Awards
Name and Principal Position   Fiscal  Year   Salary ($)     Bonus ($)  Compensation ($)   ($)(3)        Options (#)          ($) (4)
---------------------------   -----------   ----------     --------    ---------------    ------        -----------          -------

Charles A. Hayes, Chairman       1998          675,000             0         --                  0                0          115,517
and Chief Executive Officer      1997          625,000       656,250         --          2,294,178          105,000          104,549
                                 1996          625,000       308,188 (1)     --                  0            5,625          234,489


John A. Emrich, President and    1998          566,667             0         --            790,000          150,000           73,405
Chief Operating Officer          1997          450,000       489,375      191,758(2)     1,788,750           99,000           64,395
                                 1996          450,000        67,500         --            437,500                0           61,362


Terrence E. Geremski,            1998          325,000             0         --            355,500           90,000           42,377
Executive Vice President         1997          275,000       239,250         --            894,375           75,000           42,533
and Chief Financial Officer      1996          256,256        58,000         --                  0           11,250           34,277

Byron McCutchen, Senior          1998          270,000             0         --                  0           14,000           48,896
Vice President, President/       1997          260,000       193,050         --            298,125           18,000           51,094
Fibers Business Unit             1996          250,000        26,702         --                  0                0           31,649



Christopher J. Richard,          1998          237,500             0         --                  0           14,000           24,592
Vice President, President/U.S.   1997          150,000        83,025         --            208,687           33,000            5,608
Automotive Business Unit (5)


--------

    (1) Mr. Hayes' bonus award for the 1996 fiscal year includes $191,000, representing the value of certain appreciation rights based on the market value of Common Stock on January 2, 1997 and the interest accrued thereon (and on the related dividend equivalents) through the end of the 1997 fiscal year. The rights, and dividend equivalents, will continue to earn interest until their vesting date. Mr. Hayes will vest in, and be entitled to receive, the rights, and related dividend equivalents and interest, 30 days after the date he is no longer a "covered employee" within the meaning of Section 162(m) of the Code.

    (2) This amount includes, among other items, (i) a payment of $100,000 for certain moving related costs and expenses (including costs related to the sale of a former residence) incurred in connection with Mr. Emrich's relocation from the Company's New York City office to the Company's Kenansville, North Carolina office and (ii) a tax reimbursement of $62,630 related to the preceding payment.

    (3) The amounts shown in this column reflect the market value of the restricted stock granted, under the terms of the Restricted Plan, to Messrs. Hayes, Emrich, Geremski, McCutchen and Richard. (The market value is given as of the date of grant of the restricted stock.)

         The restricted stock awarded to an executive officer is held by an escrow agent, appointed by the Company, until such officer vests in his award. Similarly, the dividends paid on each share of restricted stock (which are paid to the same extent as dividends on the Common Stock generally) are held by the escrow agent until the executive vests in his restricted stock, at which time he will also be entitled to receive the interest credited by the Company on such dividends. Each executive officer who received a restricted stock award during the 1997 fiscal year (the "1997 Restricted Award") vested in 20% of such award on the date of grant. The balance of each executive's 1997 Restricted Award, as well as the award made to Mr. Geremski during fiscal year 1998, will vest in four annual installments, commencing in May, 2001. With respect to the restricted stock granted to him during the 1996 fiscal year, Mr. Emrich has vested in 18,000 shares and will vest in the balance of such award in equal 6,000 share increments on October 1 of each of 1999 and 2000. With respect to the restricted stock granted to him during the 1998 fiscal year, Mr. Emrich vested in 13,333 shares as of September 30, 1998 and will vest in the remaining 26,667 shares in two substantially equal installments on September 30, 1999 and September 30, 2000. Notwithstanding the foregoing, upon a "change in control" of the Company, as such term is defined in the Restricted Plan, the restrictions applicable to an outstanding restricted stock award will lapse and the executive will immediately vest in such award and in any dividends paid on such award and then held in escrow, together with interest thereon. The Restricted Plan also permits the Compensation Committee, in its discretion, to remove restrictions on outstanding awards. Upon an executive's voluntary termination of employment or termination of employment for cause, the executive will forfeit his rights in any restricted stock, and in any dividends and interest thereon, not then vested. If the executive's employment is terminated by the Company without cause or by reason of death or disability, then the executive, or his estate, as the case may be, will become vested in the restricted stock, and related dividends and interest, on the date of such termination. As of the last day of the 1998 fiscal year, Messrs. Hayes, Emrich, Geremski, McCutchen and Richard held 85,864, 130,000, 54,000, 12,000 and 8,400 shares of restricted stock, respectively, at an aggregate market value of $1,277,227, $1,933,750, $803,250, $178,500 and
$124,950, respectively (based upon a price of $14.875 per share - the closing price of the Common Stock on the last business day of the 1998 fiscal year).

    (4) The components of the amounts shown in this column for the 1998 fiscal year consist of the following:

         (i) Contributions of $9,600 each to the accounts of Messrs. Hayes, Emrich, Geremski, McCutchen and Richard, pursuant to the Profit-Sharing Plan.

         (ii) Contributions of $70,275,  $53,762, $24,255, $18,183 and $9,676 to
the accounts of Messrs. Hayes, Emrich, Geremski, McCutchen and Richard, respectively, pursuant to the Company's excess benefit plan which is designed to supplement the Profit-Sharing Plan and the ESOP.

         (iii) With respect to Messrs. Emrich, Geremski, McCutchen and Richard, the value of benefits under the Company's Senior Managers' Life Insurance Plan, a split dollar plan, and with respect to Mr. Hayes, the value of benefits under a separate split dollar arrangement with the Company. During the 1998 fiscal year, each of Messrs. Emrich, Geremski, McCutchen and Richard paid the amount of the premium associated with the term life component of his split dollar life insurance coverage. With respect to Mr. Hayes, the Company paid, during the 1998 fiscal year, $18,880 in premiums for the term portion of his coverage, and paid the remainder of the premium associated with the whole life component of the coverage. For each named executive officer, the Company expects to recover the premiums it pays. The following amounts reflect the benefits related to the non-term portion of the premiums to be paid by the Company under the insurance policies purchased on the lives of the named executives, in each case with the non-term portion of the premium being treated as the present value of an interest-free loan to age 65: Mr. Hayes - $9,485; Mr. Emrich - $10,043; Mr. Geremski - $8,522; Mr. McCutchen - $21,113; and Mr. Richard - $5,316.

         (iv) For the 1998 fiscal year, that portion of interest earned (that the SEC considers to be at above market rates) on the deferred compensation accounts of Mr. Hayes in the amount of $7,277.

    (5) Mr. Richard joined the Company in January, 1997.

Stock Option Grants

    The table below provides information regarding stock options granted during the Company's 1998 fiscal year to the executive officers named in the "Summary Compensation Table" above. (Mr. Hayes did not receive any option grants during the 1998 fiscal year.)

                        OPTION GRANTS IN LAST FISCAL YEAR



                                                                Individual Grants

                               -------------------------------------------------------------------------------------

                               Number of       Percent of Total
                              Securities      Options Granted to
                              Underlying        Employees in
                                Options            Fiscal        Exercise or        Expiration       Grant Date Present
        Name                  Granted (#)          Year (%)      Base Price ($)       Date (1)           Value ($)(2)
        ----                  -----------      --------------    -------------      ----------       -----------------

John A. Emrich                  150,000           45.51             19.53            6/24/08           649,950

Terrence E. Geremski            90,000            27.30             19.53            6/24/08           389,970

Byron McCutchen                 14,000             4.25             19.53            6/24/08           60,662

Christopher J. Richard          14,000             4.25             19.53            6/24/08           60,662


--------

(1) The options granted to the named executive officers will be exercisable with respect to 33 1/3% of the aggregate number of shares initially subject to the option during each of the third, fourth and fifth years of the option. Any exercisable portion of an option that is not exercised will be carried forward through the ten year term of the grant. Notwithstanding the foregoing, upon a "change in control" of the Company, as such term is defined in the Option Plan, all then outstanding options will immediately become exercisable. Pursuant to the terms of the Option Plan, the Compensation Committee also generally has the authority to accelerate the right to exercise any outstanding options.

(2) The values in this column represent the grant date present value of the options based upon application of the Black-Scholes option pricing model. The material assumptions and adjustments used in estimating the present value pursuant to such model are: (i) a volatility factor of 25%; (ii) a dividend yield of 1.8%; (iii) a risk-free rate of return of 5.46%; (iv) a reduction of 30% to reflect the possibility of forfeiture prior to the expiration of the option; and (v) an expected seven year option life. The actual value an executive officer receives from a stock option is dependent on future market conditions, and there can be no assurance that the value ultimately realized by the executive will not be more or less than the amount reflected in the "Grant Date Present Value" column.

Stock Option Exercises and Fiscal Year-End Stock Option Values

    The table below shows the value of the options held by the persons named in the "Summary Compensation Table" above at the end of the 1998 fiscal year. None of such persons exercised any stock options during the 1998 fiscal year.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                         Number of Securities Underlying        Value of Unexercised
                                             Unexercised Options at             In-the-Money Options at
                     Name                      Fiscal Year-End (#)              Fiscal Year-End ($) (1)
                     ----                      -------------------              -----------------------

                                            Exercisable/Unexercisable          Exercisable/Unexercisable
                                            -------------------------          ------------------------
         Charles A. Hayes                        11,250/105,000                         5,906/0

         John A. Emrich                           2,000/250,000                       2,010/1,005

         Terrence E. Geremski                    11,250/165,000                          56/0

         Byron McCutchen                          2,000/33,000                        2,010/1,005

         Christopher J. Richard                     0/47,000                              0/0



--------

(1) The values in this column represent the product of the number of options and the excess, if any, of $14.875, the market value of the underlying Common Stock on September 25, 1998 (the last business day of the 1998 fiscal year), over the option exercise price.

Other Benefit Plans

         Supplemental Retirement Plan. In 1992, the Company adopted the Senior Managers' Supplemental Retirement Plan ("SERP") which provides for retirement and death benefits to a select group of senior managers. The SERP provides that upon retirement from the Company after attaining age 65, and after at least 60 months of service with the Company, participants will be entitled to receive a specified dollar amount for a period of ten years following retirement ("Ten Year Payments"). If the officer dies prior to the termination of his or her employment or during the period while the Ten Year Payments are being made, the full amount of the Ten Year Payments or the unpaid portion thereof, as the case may be, will be paid according to the installment schedule to the officer's designated beneficiary.

         The SERP also provides that if the officer's employment with the Company is terminated for any reason other than his or her death or disability (prior to the officer attaining age 65) and the officer has been employed by the Company for at least 60 months, the officer will be entitled to a reduced retirement benefit commencing at age 65. Such reduced benefit will be based upon the officer's total months of employment with the Company as compared with the total months of employment the officer would have had with the Company if he or she had remained in the employ of the Company until age 65. If, at the time of his or her termination of employment with the Company for any reason other than death or disability, the officer has been employed by the Company for less than 60 months following the effective date of the agreement, he or she will not be entitled to any retirement benefits and his or her beneficiaries will not be entitled to any death benefits. If an officer becomes disabled prior to attaining age 65 and such disability continues until age 65, the officer will be entitled to receive the full amount of the Ten Year Payments commencing at age 65, regardless of whether he or she has completed 60 months of service with the Company.

         The Company has purchased life insurance policies on the lives of all executive officers participating in the SERP in amounts which are designed to enable the Company ultimately to recover all sums paid pursuant to the SERP. Such life insurance policies are held in trust for the benefit of such officers.

         The following table sets forth the Ten Year Payments for each of the executive officers named in the "Summary Compensation Table" above.

           Name of Individual                     Ten Year Payments (Per Annum)
           -------------------                    -----------------------------
           Charles A. Hayes                                   $345,000
           John A. Emrich                                      125,000
           Terrence E. Geremski                                125,000
           Byron McCutchen                                     125,000
           Christopher J. Richard                              125,000

         Severance Agreements. The Company has entered into severance agreements with certain key managers, including each of the executive officers named in the "Summary Compensation Table" above. The severance agreements, which expire on August 31, 1999 (unless extended by the Board), provide for the payment of specified compensation and benefits to such employees upon certain terminations of their employment within two years after a change in control of the Company. These severance agreements are intended to assure that management will continue to act in the interest of the stockholders rather than be affected by personal uncertainties during any attempts to effect a change in control of the Company, and to enhance the Company's ability to attract and to retain executives.

         The compensation and benefits which may be awarded under the severance agreements include, among other specified items of compensation and other benefits, a lump sum payment equal to three times an employee's highest annual salary during the year preceding the change in control (including any bonuses and contributions made on the employee's behalf to the Profit-Sharing Plan, ESOP and excess benefit plan), and also include continuation of participation in the Company's life, health, accident and disability and insurance plans for a period of three years (or until the employee commences full-time substantially equivalent employment with a new employer). If the total payments made to any particular employee under a severance agreement would not be tax deductible by the Company or would cause an "excess parachute payment" to exist within the meaning of Section 280G of the Code, such payments will be reduced until no portion of such payments would fail to be deductible by reason of being an excess parachute payment. The severance agreements further provide that in order for an employee to receive the benefits contemplated by the severance agreement, if any person or organization takes steps designed to effect a change in control of the Company, the employee will not voluntarily terminate his or her employment and will continue to perform his or her regular duties, until such person or organization has abandoned or terminated such effort to effect a change in control.

         Had a "change in control" taken place during the fiscal year ended September 27, 1998, Messrs. Hayes, Emrich, Geremski, McCutchen and Richard would have received, had their employment ceased on that date, lump sum payments in the approximate amounts of $4,393,125, $3,659,938, $1,862,025, $1,528,065 and
$1,098,983, respectively.

Compensation Committee Interlocks and Insider Participation

         Ms. Jacobs, a member of the Company's Compensation Committee, served as Vice President/Administration and General Counsel of the Company from 1986 to 1989 and as Secretary of the Company from 1987 to 1989. From time to time since 1989 and, more recently, since the third quarter of the 1994 fiscal year, Ms. Jacobs has served as Secretary and acting General Counsel of the Company on an interim basis. See "Election of Directors" above.

         Mr. Hassenfelt, Chairman of the Company's Compensation Committee, serves as Chairman and Chief Executive Officer of North Carolina Trust Company. Mr. Hayes is a member of the Board of Directors of North Carolina Trust Company, but does not serve on the Compensation Committee of such Board.


                              CERTAIN TRANSACTIONS

         During the 1998 fiscal year, the Company paid $150,000 in consulting fees to Japan Tech, Inc., of which Mr. Adachi, a director of the Company, is the President and controlling stockholder. In addition, in the ordinary course of its business and through a series of arm's-length transactions, the Company purchased machinery and equipment from Japan Tech, Inc. during the 1998 fiscal year totaling $181,273.

         In the ordinary course of business and through a series of arm's-length transactions, during the 1998 fiscal year, the Company paid $1,143,808 for forklifts and forklift repairs to Western Carolina Forklift, Inc., which is controlled by David Hayes, the son of Charles A. Hayes, the Chairman and CEO of the Company. Charles A. Hayes, together with George Greenberg, a director of the Company, serve on the Board of Directors of Western Carolina Forklift, Inc.

         During the 1997 calendar year, the Company paid $1,000,000 in settlement of an action brought against Mr. Greenberg. Such settlement payment was made pursuant to the indemnification obligations under the By-Laws. Mr. Greenberg, who vigorously denied all liability in this action and elected to settle this matter in order to avoid the expense and inconvenience of further litigation, agreed at the time of the settlement to partially reimburse the Company in the amount of $100,000 for the payments made by the Company in this action. In calendar year 1998, Mr. Greenberg made such reimbursement to the Company.

         Dr. Zaidenweber (a director of the Company) serves as the Chairman of the Board of Grupo Ambar, S.A. de C.V., a subsidiary of the Company ("Grupo Ambar"). Dr. Zaidenweber, who is a minority stockholder of Grupo Ambar, receives an annual salary of approximately $290,000 for his service as Chairman of the Board of Grupo Ambar.

         During the 1998 fiscal year, the Company exercised its right of first refusal under the 1990 Stockholders' Agreement and purchased, based upon the prevailing market price, an aggregate of 141,000, 100,000 and 20,625 shares of Common Stock from Messrs. Hayes, Fishman and Greenberg, respectively. The aggregate purchase price for such shares purchased from Messrs. Hayes, Fishman and Greenberg was $4,065,312, $2,590,625 and $603,281, respectively.

         During the 1998 fiscal year, the Company entered into an option agreement with Tucci Associates, Inc. (the "Optionor"), pursuant to which the Optionor granted the Company the exclusive right to acquire certain proprietary technology. Nathan Dry, the Company's Vice President of Commercial Products, owns 24.5% of the capital stock, and is the President, of the Optionor. In consideration for the grant of the option, the Company paid the Optionor $225,000. If it elects to exercise the option, then the Company will be required to make an additional payment to the Optionor of either $2,975,000 or $4,975,000 depending upon, among other things, whether a patent is ultimately issued relating to the proprietary technology.

         Pursuant to the Hofmann Purchase Agreement, the Company acquired during the 1996 fiscal year 100% of the issued and outstanding capital stock of the Hofmann Companies from Bruno Hofmann, a director of the Company. In addition to the purchase price paid at the closing of such acquisition, the Company also agreed to pay Mr. Hofmann additional consideration in accordance with a formula based on the Company's price-earnings' multiple and the Hofmann Companies' performance through the end of calendar year 2000 (the "Contingent Payment"). During the 1998 fiscal year, the Company and Mr. Hofmann entered into an amendment to the Hofmann Purchase Agreement, pursuant to which the Company agreed to pay Mr. Hofmann a fixed amount in lieu of any Contingent Payment.
Pursuant to such amendment, the Company paid Mr. Hofmann the amount of $17,000,000 in February, 1998 and the amount of $17,283,297 in October, 1998 as additional purchase price for the capital stock of the Hofmann Companies, all in lieu of any Contingent Payment. In connection with the Company's acquisition of the Hofmann Companies, Mr. Hofmann entered into an employment agreement with the Hofmann Companies pursuant to the amended terms of which he will serve as General Manager of the Hofmann Companies for a period ending on December 31, 2000. The Hofmann Companies, as a group, pay Mr. Hofmann an annual base salary of $305,000 in consideration for such services. Under the terms of his amended employment agreement, Mr. Hofmann is also eligible to receive a cash bonus of up to 75% of his annual base salary based upon the Company's earnings per share results. Since the Company's acquisition of the Hofmann Companies, Mr. Hofmann has not received any cash bonus from either the Company or the Hofmann Companies.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and any persons holding more than 10% of the Company's equity securities, to file with the SEC and the New York Stock Exchange reports disclosing their initial ownership of the Company's equity securities, as well as subsequent reports disclosing changes in such ownership. To the Company's knowledge, based solely on a review of such reports furnished to it and written representations by certain reporting persons that no other reports were required, during the 1998 fiscal year, the Company's directors, executive officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements, except that (i) Mr. Gillease, a director of the Company, did not timely report the sale of 9,000 shares of Common Stock, (ii) Mr. Hofmann, a director of the Company, did not timely report the sale of 30,000 shares of Common Stock, (iii) Mr. Wilson, a director of the Company, did not timely report the purchase of 10,000 shares of Common Stock, (iv) Nathan Dry, an executive officer of the Company, did not timely report the sale by his wife of 906 shares of Common Stock and (v) Deborah Poole, an executive officer of the Company, did not timely report an option exercise with respect to 1,000 shares of Common Stock and the sale of an aggregate of 2,531 shares of Common Stock.

                       PROPOSED AMENDMENT OF THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

         The Board of Directors has unanimously approved, and recommends to the stockholders for their adoption, an amendment to the Restated Certificate of Incorporation of the Company (the "Charter") which would increase the number of authorized shares of Common Stock from 40,000,000 to 65,000,000 shares (the "Charter Amendment"). If the Charter Amendment is adopted by the stockholders, the first sentence of Article FOURTH of the Charter would be amended to read in its entirety as follows:

        FOURTH: The corporation shall be authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares of all classes of stock which the corporation shall have authority to issue shall be sixty-six million (66,000,000); the total number of shares of Common Stock shall be sixty-five million (65,000,000) and the par value of each share of Common Stock shall be two cents ($.02); and the total number of shares of Preferred Stock shall be one million (1,000,000) and the par value of each share of Preferred Stock shall be one dollar ($1.00).

         At present, the Company is authorized by its Charter to issue 40,000,000 shares of Common Stock, par value $.02 per share, and 1,000,000 shares of Preferred Stock, par value $1.00 per share. If the Charter Amendment is adopted, the authorization pertaining to Common Stock would be increased to 65,000,000 shares; the authorization of Preferred Stock would be unchanged. Par value of the Common Stock and the Preferred Stock would be unchanged.

         As of December 18, 1998, there were 32,750,222 issued shares of Common Stock, of which 23,151,927 were outstanding and entitled to vote and 9,598,295 shares were held in the Company's treasury. In addition, a total of 3,132,273 shares are reserved for issuance under the Option Plan and the Restricted Plan. No shares of Preferred Stock have been issued by the Company.

         If the Charter Amendment is approved, the number of authorized but unissued shares of Common Stock not earmarked for any particular purpose will be 29,117,505 (excluding 9,598,295 shares held in the Company's treasury), and the Board of Directors will have the authority to issue such shares of Common Stock for any proper corporate purpose without further stockholder approval, unless such approval is required by applicable law or by the New York Stock Exchange. Such authorized but unissued shares of Common Stock could be issued to take advantage of future opportunities for equity financing, in connection with possible acquisitions, for stock splits, stock dividends and other stock distributions and for other corporate purposes. The Company has no specific acquisition plans at this time and, except for issuance of shares of Common Stock in connection with the Option Plan and Restricted Plan, the Company has no immediate plans to issue any such stock. No stockholder will have any preemptive rights to purchase or subscribe for any shares of Common Stock which may be issued.

         Although the proposal to authorize additional shares of Common Stock is being made for the reasons stated above, the newly authorized shares also would be available for issuance by the Board of Directors without further stockholder approval in response to an actual or threatened takeover bid. The issuance of such shares could have the effect of diluting the stock ownership of persons seeking to obtain control of the Company and, therefore, the Charter Amendment may have the effect of discouraging efforts to gain control of the Company in a manner not approved by the Board of Directors. The Board is not aware of any pending or threatened takeover bid for the Company and the Charter Amendment was not designed or intended by the Board to discourage takeover efforts. Because the Charter Amendment may discourage some takeover attempts, stockholders could be deprived of opportunities to sell their shares at an increased price that might result from a takeover attempt.

         The Charter Amendment described in this section requires, for approval, the affirmative vote of the holders of sixty-six and two-thirds (66 2/3%) or more of the shares of Common Sock outstanding and entitled to vote for the election of directors.

              THE BOARD RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS
                   CONSIDER AND APPROVE THE CHARTER AMENDMENT


                        RATIFICATION OF THE SELECTION OF
                          INDEPENDENT AUDITORS FOR THE
                       FISCAL YEAR ENDING OCTOBER 3, 1999

         The Board has selected Arthur Andersen LLP to serve as independent auditors to audit the financial statements of the Company for the fiscal year ending October 3, 1999 and recommends that stockholders vote to ratify such selection. Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting and will be afforded an opportunity to make a statement and to respond to appropriate questions.

              THE BOARD RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS
                   RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP


                                  MISCELLANEOUS

Stockholder Proposals

         Any stockholder who wishes to present a proposal for action at the next annual meeting and who wishes to have it set forth in the Proxy Statement and identified in the form of proxy prepared by the Company must notify the Company in such manner so that such notice is received by the Company by August 25, 1999 and in such form as is required under the rules and regulations promulgated by the SEC.

         A proposal submitted by a stockholder outside of the process of SEC Rule 14a-8 will not be considered timely unless notice of such proposal is received by the Company at its principal executive offices prior to the notice date set forth in the Company's advance notice By-Law provision described in the following paragraph. The proxy to be solicited on behalf of the Company's Board of Directors for the annual meeting to be held in 2000 may confer discretionary authority to vote on any such proposal not considered to have been timely received that nonetheless properly comes before the 2000 annual meeting.

         Under the By-Laws, in order for business to be properly brought before the next annual meeting, notice of such business must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to such meeting (provided that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice of such business must be received by the Secretary of the Company no later than ten days following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first). Such notice must contain
(i) a brief description of the business and the reasons for conducting it at the meeting, (ii) the name and address of the stockholder proposing such business,
(iii) a representation that the proposing stockholder is a holder of record and the number of shares of the Company that are beneficially owned by such stockholder and (iv) a description of any material interest of such stockholder in such business. The chairman of the meeting may disregard any business that he or she determines was not properly brought before the meeting in accordance with the By-Laws.

         The By-Laws also provide that if a stockholder of the Company intends to nominate at a meeting one or more persons for election to the Board, notice of such nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to such meeting (provided that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination must be received by the Secretary of the Company no later than ten days following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first). Such notice must contain (a) as to each proposed nominee, (i) the name, age and business and residence address of such nominee, (ii) the principal occupation of such nominee, (iii) the number of shares, if any, of the Company that are beneficially owned by such nominee and (iv) any other information that must be disclosed pursuant to the proxy rules of the SEC if such person had been nominated by the Board and (b) as to the proposing stockholder, (i) the name and address of such stockholder, (ii) a representation that the proposing stockholder is a holder of record of shares of the Company entitled to vote at the meeting and the number of shares of the Company that are beneficially owned by such stockholder, (iii) a representation that the proposing stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (iv) a description of all arrangements and understandings between the stockholder and each nominee pursuant to which the nominations are to be made by the stockholder. The chairman of the meeting may disregard any nomination that he or she determines was not made in accordance with the foregoing procedures. Pursuant to an amendment adopted by the Board of Directors in November, 1998, the By-Laws also provide that no director may serve as such beyond the age of 70, except that directors serving as such on September 5, 1998 may serve until the later of the expiration of their current term of office or age 72.

Annual Report on Form 10-K

         Any stockholder of record on December 18, 1998 who desires a copy of the Company's 1998 Annual Report on Form 10-K, as filed with the SEC, may obtain a copy (excluding exhibits) without charge by addressing a request to the Secretary, Guilford Mills, Inc., P. O. Box 26969, Greensboro, North Carolina 27419-6969. A charge equal to the reproduction cost will be made if the exhibits are requested.

Other Matters

         The Board is not aware of any matters to be presented for action at the Annual Meeting other than those described herein and does not intend to bring any other matters before the Annual Meeting. However, if other matters shall come before the Annual Meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion.




                                             By Order of the Board of Directors



                                             /s/ Sherry R. Jacobs
                                             ----------------------
                                             Sherry R. Jacobs
                                             Secretary


Dated:  December 23, 1998

                              GUILFORD MILLS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 4, 1999


                   PROXY SOLICITED BY THE BOARD OF DIRECTORS


The undersigned hereby appoints CHARLES A. HAYES and TERRENCE E. GEREMSKI, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all Common Stock of the undersigned in Guilford Mills, Inc. at the Annual Meeting of Stockholders of such Company to be held on February 4, 1999, and at any and all adjournments thereof, with authority to vote such stock on the matters set forth on the reverse side hereof and upon such other matters as may properly come before the meeting.

 ______________________________________________________________________________
|      PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE        |
|                         ENCLOSED ENVELOPE                                    |
|______________________________________________________________________________|

HAS YOUR ADDRESS CHANGED?

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


[X]PLEASE MARK VOTES                                                                                                              _
   AS IN THIS EXAMPLE

==========================================================================   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. IF
                              GUILFORD MILLS, INC.                           NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR
==========================================================================   PROPOSALS 1, 2 AND 3.
                                                                                                            FOR ALL   WITH-  FOR ALL
Please sign name as it appears on stock certificate. Only one of several     1. Election of Directors       NOMINEES  HOLD   EXCEPT
joint owners need sign. Fiduciaries should give full title.                        Paul G. Gillease
                                                                                Stephen C. Hassenfelt         [ ]     [ ]     [ ]
                                                                                  Charles A. Hayes

Mark box at right if an address change has been noted on the reverse   [ ]      NOTE: If you do not wish your shares voted "For" a
side of this card.                                                              particular nominee, mark the "For All Except" box
                                                                                and strike a line through the name(s) of the
                                                                                nominee(s). Your shares will be voted for the
                                                                                remaining nominee(s).

RECORD DATE SHARES:

                                                                                                              FOR   AGAINST  ABSTAIN
                                                                             2. Amendment to the Certificate  [ ]     [ ]      [ ]
                                                                                of Incorporation increasing
                                                                                the number of authorized
                                                                                shares of Common Stock from
                                                                                40,000,000 to 65,000,000.

                                                                                                              FOR   AGAINST  ABSTAIN
                                                                             3. Proposal to approve the       [ ]     [ ]      [ ]
                                                                                appointment of Arthur
                                                                                Andersen LLP as independent
                                                           _______________      auditors of the Company.
Please be sure to sign and date this Proxy.                |Date          |
___________________________________________________________|______________|
|                                                                         |
|                                                                         |     Discretion will be used with respect to such other
|                                                                         |     matters as may properly come before the meeting or
|                                                                         |     at any adjournments thereof.
|____Stockholder sign here_______________________Co-owner sign here_______|


DETACH CARD                                                                                                         DETACH CARD


                                                       December 10, 1998

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549

     Re: Guilford Mills, Inc. Preliminary Proxy Materials for Annual Meeting of Stockholders

Gentlemen:

     On behalf of Guilford Mill, Inc. (the "Company"), there are transmitted herewith via the EDGAR system, preliminary copies of each of the Notice of the Meeting, Proxy Statement and form of Proxy pursuant to Rule 14a-6(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with Company's Annual Meeting of Stockholders to be held on February 4, 1999. Pursuant to Rule 14a-6(m) under the Exchange Act, the preliminary proxy materials are accompanied by a proxy statement cover sheet.

     At the Annual Meeting, stockholders will consider approval of an amendment to the Company's Certificate of Incorporation increasing the number of shares of Common Stock that the Company is authorized to issue, as well as election of directors and ratification of the Company's independent auditors. Pursuant to Rule 14a-6(i), no fee is required to be paid in connection with these Preliminary proxy materials.

     Since the record date for the Annual Meeting (December 18, 1998) has not yet occurred, to facilitate the Staff's review of information as to beneficial ownership of the Company's Common Stock and as to the effect of the proposed amendment to the Certificate of Incorporation, it has been assumed in the preliminary Proxy Statement that 23,151,927 shares of Common Stock (the number of shares outstanding at December 8, 1998) will be outstanding at the close of business on the record date. If additional shares are issued prior to the record date (e.g., pursuant to outstanding stock options) or shares are repurchased by the Company prior to the record date, then the number of shares of Common Stock set forth in the definitive Proxy Statement as being outstanding at the record date (as well as percentage calculated on the basis thereof) will be revised.

     The Company desires to file with the Commission and to mail to holders of its Common Stock definitive proxy materials as soon as possible. Accordingly, advice as to any comments of the Staff with respect to the preliminary material would be appreciated as soon as possible.

                                                  Sincerely,

                                                  /s/ Robert A. Emken, Jr.
                                                  ------------------------
                                                      Robert  A. Emken, Jr.
                                                      Associate Counsel


RAE/la

Attachments